Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 1, 2023, with respect to the consolidated financial statements of Prenetics Global Limited, incorporated herein by reference.

/s/ KPMG

Hong Kong

May 1, 2023